Exhibit h(xii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                  MUTUAL FUNDS
                                SALES AND SERVICE
                                    AGREEMENT

     This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Edgewood Services, Inc. ("ESI") with respect to those investment companies listed in Exhibit A hereto (referred to individually as the "Fund" and collectively as the "Funds") for whose shares of beneficial interest or capital stock ("Shares") ESI serves as Distributor.

A.  Financial Institution.

1.    Status of Financial Institution as "Bank" or Registered
Broker-Dealer.

Financial Institution represents and warrants to ESI:

      (a)(i)      that it is a broker or dealer as defined in
            Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to
            Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc.; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. Financial Institution agrees to notify ESI immediately in the event of (1) the termination of its coverage by the SIPC; (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon ESI's written notice of termination to Financial Institution; or

      (a)(ii)     that it is a "bank," as that term is defined in
            Section 3(a)(6) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal banking authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify ESI immediately of any action by or communication from state or federal banking authorities, state securities authorities, the Securities and Exchange Commission, or any other party which may affect its status as a bank, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon ESI's written notice of termination to Financial Institution; and

      (b) that Financial Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.


2.  Financial Institution as Agent.
(a)   The parties agree that in each transaction in the Shares of any Fund and with regard to any services rendered pursuant to this
            Agreement: (i) Financial Institution is acting as agent for the customer; (ii) each transaction is initiated solely upon the order of the customer; (iii) as between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (iv) each transaction shall be for the account of the customer and not for Financial Institution's account; and (v) each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement. Except as set forth in subsection (b) below, Financial Institution shall not have any authority in any transaction to act as ESI's agent or as agent for the Funds.
(b)   Pursuant to the authority granted to ESI by the Funds under that certain Distributor's Contract, dated as of December 1, 2001, amended as of October 1, 2003 and further amended as of November 12, 2003, ESI hereby designates and authorizes Financial Institution to receive purchase and redemption orders in proper form from its customers on each Fund's behalf for purposes of Rule 22c-1 under the 1940 Act. On each day the Funds are open for trading, in order for Financial Institution's customers to receive that day's NAV, Financial Institution must receive its customers' orders prior to the time the Funds calculate their NAV as disclosed in their prospectuses (the "Cut-Off Time"), and must communicate to the Funds' transfer agent a report of the trading activity of its customers in the Funds for that day by 9:00 a.m. EST on the next day the Funds are open for business. Financial Institution represents and warrants to ESI that Financial Institution has, and will maintain at all times during the term of this Agreement, appropriate internal controls for the segregation of purchase and redemption orders received prior to the Cut-Off Time, from purchase and redemption orders received after the Cut-Off Time on any day the Funds are open for trading.

B.  Sales of Fund Shares.

3.    Execution of Orders for Purchase and Redemption of Shares.

      (a) All orders for the purchase of any Shares received in proper form by the Financial Institution shall be executed at the next calculated public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares received in proper form by the Financial Institution shall be executed at the next calculated net asset value per share, in each case as described in the prospectus of the Fund. Any applicable redemption fee or deferred sales charge will be deducted by the Fund prior to the transmission of the redemption proceeds to Financial Institution or its customer. ESI and the Funds reserve the right to reject any purchase request in their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by ESI, a copy of each confirmation shall be sent simultaneously to Financial Institution if Financial Institution so requests.

      (b) The procedures relating to all orders will be subject to the terms of this Agreement, the prospectus of each Fund and ESI's written instructions to Financial Institution from time to time.

      (c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, ESI reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof.


4.    Sales Charges Payable to Financial Institution.

      (a) On each purchase order accepted by ESI, in exchange for the performance of sales and/or distribution services, Financial Institution will be entitled to receive the applicable percentage of the initial sales load, if any, as established by ESI from the amount paid by Financial Institution's customer. The initial sales loads for any Fund shall be those set forth in its prospectus. The portion of the initial sales load payable to Financial Institution may be changed at any time at ESI's sole discretion upon written notice to Financial Institution.
(b)   Transactions may be settled by Financial Institution: (1) by payment of the full purchase price less an amount equal to Financial Institution's applicable percentage of the initial sales load, or (2) by payment of the full purchase price, in which case Financial Institution shall receive, not less frequently than monthly, the aggregate fees due it on orders received and settled.
(c)   In exchange for the performance of sales and/or distribution services, Financial Institution will be entitled to receive any applicable contingent deferred sales charge ("CDSC") paid or withheld from proceeds in connection with the redemption of any Share (a "Financial Institution Share") purchased, or acquired as a result of an exchange of or the reinvestment of a distribution on a Share purchased, by a Fund shareholder who was a customer of Financial Institution at the time the originally purchased Share was purchased. The CDSC for any Fund shall be those set forth in its prospectus.

5.  Determining the Amount of any Sales Charge.

    It shall be the obligation of the Financial Institution to provide ESI with all necessary information regarding the application of the appropriate sales charge with respect to each purchase of a Financial Institution Share and with respect to each redemption of any Share that is redeemed by a shareholder who is then a customer of the Financial Institution. With respect to initial sales charges, in lieu of the foregoing, Financial Institution may assess the appropriate initial sales charge for each transaction and to forward the public offering price, net of the amount of the initial sales charge to be reallocated to the Financial Institution, to the appropriate Fund. Neither the Fund nor ESI shall have any responsibility to correct the payment or assessment of an incorrect sales charge due to the failure of the Financial Institution to fulfill the foregoing obligation.

C.  Distribution Services.

6.    Agreement to Provide Distribution Services.

      (a) With regard to purchases of Financial Institution Shares of those Funds that pay asset-based sales charges (pursuant to a Distribution Plan adopted under Investment Company Act Rule 12b-1), as noted on Exhibit A hereto (or, if more recently published, the Fund's current prospectus), ESI hereby appoints Financial Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

      (b) The services to be provided under this Paragraph (a) may include, but are not limited to, the following:

            (i)   reviewing the activity in Fund accounts;

            (ii)  providing training and supervision of its personnel;

            (iii) maintaining and distributing current copies of
                  prospectuses and shareholder reports;

            (iv) advertising the availability of its services and products;

            (v) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

            (vi) responding to customers' and potential customers' questions about the Funds.

7.    Asset-Based Sales Loads Payable to Financial Institution.

    During the term of this Agreement, ESI will pay Financial Institution asset-based sales charges (also known as "Rule 12b-1 Fees") for purchases of Financial Institution Shares as set forth in Exhibit A to this Agreement (or, if more recently published, the Fund's current prospectus). For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.

D.  Shareholder Services.

8.    Agreement to Provide Shareholder and Account Maintenance Services.

    With regard to purchases of Financial Institution Shares of those Funds that pay a Shareholder Services Fee to Financial Institutions, as noted on Exhibit A hereto (or, if more recently published, the Fund's current prospectus), Financial Institution agrees to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services"). Financial Institution agrees to provide Shareholder Services that, in its best judgment, are necessary or desirable for its customers who are investors in the Funds. Financial Institution further agrees to provide the Funds or ESI, upon request, a written description of the Shareholder Services which Financial Institution is providing hereunder.

9.    Shareholder Service Fees Payable to Financial Institution.

    During the term of this Agreement, the Funds will pay Financial Institution Shareholder Service Fees on Financial Institution Shares as set forth in Exhibit A to this Agreement (or, if more recently published, the Fund's current prospectus). For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect during the quarter.

E.  Supplemental Payments.

10.   Supplemental Payments to Financial Institution.

    During the term of this Agreement, ESI or its affiliates will make Supplemental Payments to Financial Institution as set forth in Exhibit A to this Agreement (or, if more recently published, the Fund's current prospectus) as additional compensation for services described in Paragraphs 6 or 8, above; such payments will be made from the assets of ESI or its affiliates, and not from assets of the Funds nor from fees payable under applicable Distribution (Rule 12b-1) Plans. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the payments on the basis of the number of days that this Agreement is in effect during the quarter.

F.  Miscellaneous.


11.   Delivery of Prospectuses to Customers.

    Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Financial Institution Shares, a copy of the current prospectus of the Fund and, upon request by a customer or shareholder, a copy of the Fund's current Statement of Additional Information. Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus or Statement of Additional Information of the Fund or in any promotional materials or sales literature furnished to Financial Institution by ESI or the Fund.

12.    Indemnification.

      (a) Financial Institution shall indemnify and hold harmless ESI, each Fund, the transfer agents of the Funds, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Financial Institution of any provision of this Agreement; or
            (2) any actions or omissions of ESI, any Fund, the transfer agents of the Funds, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions reasonably believed to be genuine and to have been given by or on behalf of Financial Institution.

      (b) ESI shall indemnify and hold harmless Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by ESI of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in any Fund's Registration Statement or Prospectus, or as a result of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

      (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

      (d) The provisions of this Paragraph 12 shall survive the termination of this Agreement.


13.  Customer Names Proprietary to Financial Institution.

      (a) The names of Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be used by ESI or its affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 13 shall not prohibit ESI or any of its affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement. Both parties agree to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Both parties agree to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Funds, in each instance in furtherance of fulfilling both parties obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

      (b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

      (c) The provisions of this Paragraph 13 shall survive the termination of this Agreement.

14.   Security Against Unauthorized Use of Funds' Recordkeeping Systems.

    Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to Financial Institution by ESI.

15.   Solicitation of Proxies.

    Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 15 will survive the termination of this Agreement.

16.   Certification of Customers' Taxpayer Identification Numbers.

    Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide ESI, the Funds, or their respective designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.


17.   Notices.

    Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to ESI shall be given or sent to ESI at its offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7002, and all notices to Financial Institution shall be given or sent to it at its address shown below.

18. Termination and Amendment.

      (a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties.

      (b) With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Distribution Plan or in any related documents to such Plan ("Independent Directors or Trustees") cast in person at a meeting called for that purpose.

      (c) This Agreement, including Exhibit A hereto, may be amended by ESI from time to time by the following procedure. ESI will mail a copy of the amendment to Financial Institution's address, as shown below. If Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by ESI within such thirty days.

      (d) Notwithstanding subparagraph 18(b) and in addition to subparagraph 1(a), this Agreement may be terminated as follows:

            (i) at any time, without the payment of any penalty, by the vote of a majority of the Independent Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

            (ii) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940, upon the termination of the "Distributor's Contract" between the Fund and ESI or upon the termination of the Distribution Plan to which this Agreement is related; and

            (iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

      (e) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.


19.  Governing Law.

    This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.


EDGEWOOD SERVICES, INC.
5800 Corporate Drive
Pittsburgh, Pennsylvania 15237-7002


By:                                 Date:
Name:  Charles L. Davis, Jr.
Title:   Vice President


FINANCIAL INSTITUTION
[address]

By:

Name:

Title:

Date:


                                 EXHIBIT A


                                                COMPENSATION
                                                (as a percentage of average
                                                daily net asset value of
shares
NAME                                            of the applicable Class)


Huntington Dividend Capture Fund
    Investment A Shares                            0.25*

Huntington Fixed Income Securities Fund
    Investment A Shares                            0.25*

Huntington Florida Tax-Free Money Fund
    Investment A Shares                            0.25*

Huntington Growth Fund
    Investment A Shares                            0.25*

Huntington Income Equity Fund
    Investment A Shares                            0.25*

Huntington Intermediate Government Income Fund
    Investment A Shares                            0.25*

Huntington International Equity Fund
    Investment A Shares                            0.25*

Huntington Michigan Tax-Free Fund
    Investment A Shares                            0.25*

Huntington Mid Corp America Fund
    Investment A Shares                            0.25*

Huntington Money Market Fund
    Investment A Shares                            0.25*

Huntington Mortgage Securities Fund
    Investment A Shares                            0.25*

Huntington New Economy Fund
    Investment A Shares                            0.25*

Huntington Ohio Municipal Money Market Fund
    Investment A Shares                            0.25*

Huntington Ohio Tax-Free Fund
    Investment A Shares                            0.25*




                                                COMPENSATION
                                                (as a percentage of average
                                                daily net asset value of
shares
NAME                                            of the applicable Class)

Huntington Rotating Markets Fund
    Investment A Shares                            0.25*

Huntington Short/Intermediate Fixed Income Securities Fund
    Investment A Shares                            0.25*

Huntington Situs Small Cap Fund
    Investment A Shares                            0.25*

Huntington U.S. Treasury Money Market Fund
    Investment A Shares                            0.25*





ESI shall pay Financial Institution a fee with respect to Investment A Shares, computed at the annual rate specified above, in accounts for which such Financial Institution provides services described herein. Such fee shall be accrued daily and paid quarterly.

*Represents a distribution and servicing fee

                               Amendment to
                  Mutual Fund Sales and Service Agreement
                                  between
                          (financial institution)
                                    and
                          Edgewood Services, Inc.

    This Amendment to the Mutual Fund Sales and Service Agreement
("Agreement") between (financial institution) ("Financial Institution") and Edgewood Services, Inc. ("Distributor") is made and entered into as of
the          day of                 , 20  .

    WHEREAS, the Distributor is the principal underwriter of certain registered open-end management investment companies (the "Funds"); and

      WHEREAS, Distributor and Financial Institution are parties to the Agreement;

    WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including Distributor and Financial Institution, to establish a written anti-money laundering and customer identification program ("Program");

      WHEREAS, each of the Distributor and Financial Institution have established a Program and wish to amend the Agreement to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

    NOW, THEREFORE, the parties intending to be legally bound agree as follows:

   1. Distributor and Financial Institution each represent, warrant and certify that they have established, and covenant that at all times during the existence of the Agreement they will maintain, a Program in compliance with Applicable Law.

   2. Financial Institution hereby covenants that it will perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Financial Institution maintains an account with Distributor or the Funds ("Financial Institution Customers").

   3. Distributor and Financial Institution hereby agree that: (i) accounts in the Funds in the name of, or beneficially owned by, Financial Institution Customers shall be accounts of the Financial Institution for purposes of the Financial Institution's Program; and
      (ii) Financial Institution Customers will be customers of Financial Institution for all purposes under the Program of Financial Institution.

This Amendment supersedes any prior amendment to the Agreement between the parties with regard to Anti-Money Laundering.

In all other respects, the Agreement first referenced above shall remain in full force and effect.

WITNESS the due execution hereof this            day of
, 20  .

                          EDGEWOOD SERVICES, INC.

                          By:
                          Name:  Charles L. Davis, Jr.
                          Title: Vice President


                          The Huntington Bank


                          By:
                          Name:
                          Title: